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                                                                    EXHIBIT 23


                            [LETTERHEAD OF KPMG, LLP]

                          Independent Auditors' Consent



The Board of Directors
Northwest Bancorp, Inc.:


We consent to incorporation by reference in the Registration Statement Nos. 333-41984 (Form S-8), 333-85118 (Form S-8), and 333-46651 (Form S-8) of
Northwest Bancorp, Inc. of our report dated July 16, 2003, relating to the consolidated statements of financial condition of Northwest Bancorp, Inc. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2003, which report appears in the June 30, 2003 Annual Report on Form 10-K of Northwest Bancorp, Inc.

Our report refers to a change, as of July 1, 2001, in Northwest Bancorp, Inc.'s method of accounting for goodwill and intangible assets resulting from business combinations in accordance with Statement of Financial Accounting Standards
(SFAS) No. 141, Business Combinations, SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS No. 147, Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9.


/s/ KPMG

Pittsburgh, Pennsylvania
                                                           September 29, 2003